INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
Nos. 2-89135; 33-28533; and 333-15377 of Kinark Corporation on Forms S-8 and No. 333-61393 on Form S-3 our report dated March 3, 1999, appearing in this Annual Report on Form 10-K of Kinark Corporation for the year ended December 31, 1998.




Deloitte & Touche LLP
Tulsa, Oklahoma
March 30, 2001